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                                                                   Exhibit 10.30

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT ("Agreement") is entered into on December 28, 2000 by and between RENT-WAY, INC., a Pennsylvania corporation (the "Company"), and JEFFREY A. CONWAY, a resident of the State of Pennsylvania (the "Employee").

         WHEREAS, the Company and the Employee were parties to an Employment Agreement dated October 1, 1998 and covering a period of time through and including September 30, 2002, which the parties seek to terminate early, contemporaneously with the Employee's resignation of his employment from the Company; and

         WHEREAS, the Company has agreed to pay the Employee certain sums and benefits in connection with the resignation of his employment under the terms and conditions set forth herein and in exchange for the Employee's agreements contained herein; and

         WHEREAS, during his employment with the Company, the Employee has had access to confidential and proprietary information that is valuable to the Company.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.       TERMINATION; SEPARATION PAY; ETC.

                  1.1 TERMINATION. The parties agree that the Company's employment of the Employee will terminate as of December 31, 2000 (the "Termination Date"). Accordingly, the Employee resigns effective at the close of business on the Termination Date as an employee, officer and Member of the Board of the Company, and all of its subsidiaries and all committees thereof, including the Employee Benefits Committee, and relinquishes all powers and rights associated therewith (except as expressly set forth herein). The Company accepts such resipnation, on behalf of itself and its subsidiaries, effective on the Termination Date.

                  1.2      PAY AND BENEFITS.

                  (1) In consideration of the mutual promises contained in this Agreement, the Company will pay the Employee, in twenty-six (26) equal bi-weekly payments, the total sum of Two Hundred Seventy-Five Thousand Dollars ($275,000.00) between January 1, 2001 and December31, 2001. Each bi-weekly payment shall be in the amount of Ten Thousand Five Hundred Seventy Six and 92/100 Dollars ($10,576.92), less any withholdings for federal, state and local income taxes.

                  (b) In. addition, the Company will continue to provide, at its sole cost and expense, medical and life insurance benefits to which the Employee was entitled immediately prior to the Termination Date for a period of up to twelve (12) months following the Termination Date.


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Continuing medical benefits, however, will cease earlier than the expiration of the twelve (12) month period if, and at the time that, the Employee becomes eligible for medical coverage in any other employer-sponsored medical plan. The parties hereby acknowledge that COBRA coverage eligibility for the Employee will commence immediately upon the earlier of a qualifying event under the COBRA rules (except for the Employee's resignation from the Company) or the cessation of such benefits from the Company after the twelve (12) month period expires.

                  (c) The Company shall transfer ownership of the laptop computer and docking station that Employee has used during the course of his employment with the Company to the Employee, but first may conduct a reasonable search of the laptop's drives to remove any Information (as hereinafter defined in Paragraph 3).

         2. LITIGATION CONSULTING AGREEMENT. The parties agree that during the pendency of any litigation or investigation arising out of or relating to the accounting irregularities that were brought to the Company's attention in October 2000 (the "Consulting Period"), the Company may consult with the Employee about such matters on an as-needed basis and the Employee will provide reasonable cooperation in connection therewith. For any such consulting services that occur after one year after the Termination Date, the Company will pay the Employee an hourly fee of One Hundred Fifty Dollars ($150.00) for all time actually spent performing such services. In addition to such fee, the Company will reimburse the Employee for out-of-pocket expenses he incurs in the performance of his duties under this Section 2, subject to the Company's standard reimbursement policies. During the Consulting Period, the Employee will not be entitled to receive, and will not receive, any benefit provided by the Company or any of its affiliates to employees except as expressly stipulated in
Section 1.2 of this Agreement. Additionally, the Company will not be responsible for deducting or withholding any taxes or other assessments from any monies paid to the Employee as a consultant under this Section 2. The parties acknowledge and agree that the Employee is to act as a consultant and advisor to the Company and not as an agent or employee in any respect. Accordingly, the Employee will have no right, authority or power to act for or on behalf of the Company or its affiliates except as the Company may specifically grant.

         3. CONFIDENTIALITY AND PROPRIETARY INFORMATION. The Employee agrees to keep secret all confidential information, trade secrets or proprietary information acquired by the Employee during his employment concerning the business and affairs of the Company (the "Information") and further agrees not to disclose any such Information to any person, firm or corporation or other entity other than as directed by the Company, unless and until such Information becomes known outside of Company (other than through a violation by Employee of his obligations in this Section 3).

         4.       RELEASES; CONVENANT NOT TO SUE.

                  4.1 RELEASE. Except for (a) a breach of this Agreement and/or (b) a breach of the indemnification obligations set forth in the Company's by-laws, the Employee hereby fully and forever releases the Company, its successors and assigns, affiliates, insurers, officers,


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directors, employees and agents, from any and all liability, causes of action, suits, damages, claims and demands whatsoever that the Employee now has (whether known or unknown) that arise from or relate in any way to his employment with the Company or the conduct of the Company's business through the Termination Date, including any claim under any federal, state or local statute, rule, regulation, executive order or guideline relating to discrimination. Notwithstanding the foregoing, this release shall not be construed as releasing any insurer from any applicable insurance coverage, specifically including any directors' and officers' liability coverage, for any lawsuit or investigation that arises out of or relates to the Employee's employment with the Company, including the accounting irregularities that were brought to the Company's attention in October 2000. Nor shall this release be construed as releasing any claims, counterclaims, or cross-claims that the Employee may have against any former employees of the Company arising out of or related to the accounting irregularities that were brought to the Company's attention in October 2000, provided that any such claims, counterclaims or cross-claims do not give rise to indemnity obligations of the Company to such former employees. This Release, subject to the exceptions noted herein, is intended to cover all possible legal and/or equitable relief, including attorney's fees and costs.

                  4.2 COVENANT NOT TO SUE. Except for (a) breach of this Agreement, and/or (b) a breach of the indemnification obligations set forth in the Company's by-laws, the Employee covenants that he will not initiate or bring any proceeding, suit, claim, cross-claim, cause of action, or administrative proceeding against the Company arising out of or in any way related to the Employee's employment by the Company or the conduct of the Company's business prior to the Termination Date. The Employee further covenants that, unless required to do so by law or by means of a valid court order or subpoena, he will not cooperate with any person in the institution or prosecution of any such proceeding, suit, claim or investigation brought, initiated or conducted by any person against the Company. The parties further warrant and represent that they have filed no complaint in any federal, state or local court against one another, nor commenced any other action in any federal, state or local agency against one another. Nothing contained herein is intended to affect the obligation of the Employee or the Company to give truthful testimony in any proceeding when and as may be required by law or to otherwise discharge obligations imposed by law.

                  5. INDEMNIFICATION. In accordance with and subject to the terms of the Company's by-laws, the Company hereby agrees to indemnify and hold the Employee harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by the Employee, arising out of the Employee's employment with the Company or any legal action arising out of or otherwise related to the Employee's employment with the Company, and pursuant to a letter dated November 3, 2000 from the Company's counsel, to pay the Employee's legal fees and costs to date and in the future as provided for in the Company's by-laws and subject to the November 6, 2000 undertaking signed by the Employee.

                  6. NO ADMISSION OF LIABILITY. Nothing contained in this Agreement shall be construed as an admission of liability or wrongdoing on the part of either the Employee or the Company, and both parties expressly deny any wrongdoing or violation of law.

                  7. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to



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the benefit of and be binding upon the respective successors, assigns and legal representatives of the parties. This Agreement does not, and is not intended to, confer any rights on third parties who are not parties to this Agreement.

                  8. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the substantive laws of the Commonwealth of Pennsylvania, except to the extent pre-empted by federal law, without reference to its conflicts of laws provisions, and all questions concerning its validity, construction, and administration shall be determined in accordance thereby.

                  9. WAIVERS. The waiver of a breach by either party of a term or provision of this Agreement, at any time or times, shall not be deemed or construed to be a waiver of any subsequent breach or breaches of the same or of any other terms or provisions of this Agreement at any time or times.

                  10. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  11. EXCLUSIVENESS. This Agreement constitutes the entire understanding and agreement between the parties with respect to the employment and resignation of the Employee and supersedes any and all other agreements, oral or written, directly and solely between the parties, including but not limited to that certain Employment Agreement dated October 1, 1998. Furthermore, each party to this Agreement represents that they have had advice from counsel of their choosing in connection with the execution of this Agreement.

                  12. MODIFICATION. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                  13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered by hand, overnight delivery service or confirmed facsimile transmission.

                  14. CONFIDENTIALITY. Except to the extent any party to this Agreement is required to disclose such information to its lenders, insurers, auditors, accountants, successors-in interest, legal representatives, or governmental authority, the terms of this Agreement, including the amount of consideration paid, shall not be directly or indirectly disclosed by any party or their respective employees, agents, attorneys, or legal representatives, except by written consent


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of all parties or a court order or as may be required by legal process or applicable law. Disclosure of the terms of this Agreement to the immediate family members of the parties shall not violate this Paragraph.

                  15. ENFORCEABILITY. In the event of a breach or default by any party to this Agreement, the non-breaching party may enforce the terms of this Agreement in a court of competent jurisdiction, in which event the substantially prevailing party shall be entitled to reasonable costs and expenses, including reasonable attorneys' fees.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       "COMPANY"

                                       RENT-WAY, NC.

                                       By: /s/ William Morgenstern
                                          ---------------------------------
                                       Its: Chairman and CEO

                                       "EMPLOYEE"

                                       JEFFREY A. CONWAY

                                       /s/ Jeffrey A. Conway
                                       ------------------------------------